UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2009
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 20, 2009, NeuStar, Inc. (the “Company”) entered into amendments with North American Portability Management LLC (“NAPM”) to adopt and implement certain IP fields and functionality under the seven contracts under which the Company provides telephone number portability and other clearinghouse services to telecommunications service providers in the United States (collectively, the “Amendments”). The particular IP fields and functionality that are adopted and implemented under the Amendments are the uniform resource identifier (“URI”) for voice, URI for multimedia message service, and URI for short message service (collectively, the “Covered New URIs”). The previously-filed amendments executed in January 2009 to the Company’s contracts with NAPM contemplated the possible future adoption and implementation of these Covered New URIs fields.
The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009	NEUSTAR, INC.
	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Interim Chief Financial Officer